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          PURSUANT TO CHAPTER 63, TITLE 18 UNITED STATES CODE SS. 1350
          AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                  ACCOMPANYING QUARTERLY REPORT ON FORM 10-Q OF
    KRISPY KREME DOUGHNUTS, INC. FOR THE FISCAL QUARTER ENDED AUGUST 4, 2002



         I, Randy S. Casstevens, Chief Financial Officer and Treasurer of Krispy Kreme Doughnuts, Inc. (the "Company"), certify that the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended August 4, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      Date: September 18, 2002



                                      /s/ Randy S. Casstevens
                                      -------------------------------------
                                      Randy S. Casstevens
                                      Chief Financial Officer and Treasurer